SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2002

GENERAL MAGIC, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-25374 (Commission File Number)	77-0250147 (IRS Employer Identification No.)

420 North Mary Avenue Sunnyvale, California (Address of Principal Executive Offices)		94085 (Zip Code)

Registrant’s telephone number, including area code: (408) 774-4000

Item 5. Other Events.

         On July 29, 2002, General Magic, Inc., the Registrant, issued a press release announcing that OnStar Corporation has elected to license the Registrant’s magicTalk® Enterprise Platform. In addition, OnStar has entered a new Services Addendum with the Registrant, effective August 1, 2003, under which the Registrant and OnStar will work together to migrate the OnStar Virtual Advisor to the magicTalk Enterprise Platform and to support and enhance the OnStar Virtual Advisor service. The aggregate payments from OnStar to Registrant for the license and services supplied under the Addendum is $2.44 million. Registrant will reduce its OnStar development staff by 10 employes in line with OnStar’s new requirements, effective July 31, 2002. Registrant continues to host the OnStar Virtual Advisor service under a separate agreement effective through the end of this year.

         A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

         Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

         The following exhibit is filed with this report on Form 8-K:

Exhibit No.	Description

99.1	Press Release of the Registrant, dated July 29, 2002, announcing that OnStar Corporation has licensed the Registrant’s magicTalk Enterprise Platform.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MAGIC, INC.

Dated: July 29, 2002	By:	/s/ Mary E. Doyle

Mary E. Doyle Senior Vice President—Business Affairs, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Registrant, dated July 29, 2002, announcing that OnStar Corporation has licensed the Registrant’s magicTalk Enterprise Platform.

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